Exhibit 99.1

Oaktree Specialty Lending Corporation Announces Second Fiscal Quarter 2018 Financial Results

LOS ANGELES, CA, May 8, 2018 - Oaktree Specialty Lending Corporation (NASDAQ: OCSL) (“Oaktree Specialty Lending” or the “Company”), a specialty finance company, today announced its financial results for the fiscal quarter ended March 31, 2018.

Second Fiscal Quarter 2018 Highlights

•	Total investment income of $34.8 million, or $0.25 per share;

•	Net investment income of $15.3 million, or $0.11 per share;

•	Net asset value per share as of March 31, 2018 of $5.87; and

•	Originated $223.2 million of new investment commitments and received $151.8 million in connection with five full repayments and exits of investments.

Management Commentary

“We have made measurable progress in executing on our plan to reposition the portfolio and enhance its return on equity,” said Edgar Lee, Chief Executive Officer and Chief Investment Officer of Oaktree Specialty Lending. “In the second quarter, we continued to reduce non-core investments, while redeploying capital into $223 million of new investments better aligned with Oaktree’s investment approach. The significant advantages of Oaktree’s platform, including scale, relationships and a disciplined approach to credit investing have begun to show tangible results for OCSL.”

Portfolio and Investment Activity

As of March 31, 2018, the fair value of the investment portfolio was $1.4 billion and was comprised of investments in 115 companies. These included loans to 72 companies, 8 public bond issuances, the investment in Senior Loan Fund JV I, LLC (“SLF JV I”) and equity investments in 59 companies, including in SLF JV I and 16 private equity funds. 25 of these equity investments were in companies in which Oaktree Specialty Lending also had a debt investment.

At fair value, 92.4% of the Company’s portfolio as of March 31, 2018 consisted of debt investments, including 52.8% of first lien loans, 23.8% of second lien loans and 15.8% of unsecured debt investments, including the debt investments in SLF JV I.

As of March 31, 2018, SLF JV I had $322.9 million in assets, including senior secured loans to 40 portfolio companies. The joint venture generated income of $4.2 million for Oaktree Specialty Lending during the second quarter.

The weighted average yield on the Company’s debt investments as of March 31, 2018, including the return on our mezzanine note investments in SLF JV I, was 9.3%.

As of March 31, 2018, $1.1 billion of the Company’s debt investments, or 84.6% of the total debt portfolio, at fair value, had floating interest rates.

During the quarter ended March 31, 2018, the Company originated $223.2 million of investment commitments, including investments in nine new and one existing portfolio company, and funded $227.8 million of investments across new and existing portfolio companies.

During the quarter, the Company received $151.8 million from the full repayments and exits of five investments, and $90.1 million from other paydowns and sales of investments.

Results of Operations

Total investment income for the quarter ended March 31, 2018 was $34.8 million, including $26.6 million of cash interest income from portfolio investments. Payment-in-kind (“PIK”) interest income, net of PIK collected in cash, represented 5.3% of total investment income for the quarter ended March 31, 2018.

Net expenses for the quarter were $19.5 million, a decrease of $1.0 million from the quarter ended December 31, 2017. The decrease in net expenses was due primarily to a decrease in professional fees, interest expense and general and administrative expenses, partially offset by an increase in Part I incentive fees.

Net unrealized depreciation on the investment portfolio for the quarter was $0.4 million and net realized gains on investments and secured borrowings for the quarter were $4.9 million.

Liquidity and Capital Resources

As of March 31, 2018, the Company had $8.2 million of cash and cash equivalents (including restricted cash), total principal value of debt outstanding of $586.0 million and $417.0 million of undrawn capacity on its credit facility, subject to borrowing base and other limitations. The weighted average interest rate on debt outstanding was 4.9% as of March 31, 2018.

As of March 31, 2018, the Company’s total leverage ratio was 0.71x debt-to-equity.

Dividend Declaration

The Board of Directors declared a quarterly dividend of $0.095 per share, payable on June 29, 2018 to stockholders of record on June 15, 2018.

Dividends are paid primarily from distributable (taxable) income. To the extent taxable earnings for a fiscal taxable year fall below the total amount of dividend distributions for that fiscal year, a portion of those distributions may be deemed a return of capital to the Company’s stockholders.

Portfolio Asset Quality

As of March 31, 2018, there were eight investments on which the Company had stopped accruing cash and/or PIK interest or original issue discount (“OID”) income that, in the aggregate, represented 12.8% of the debt portfolio at cost and 2.4% at fair value.

($ in thousands)
Non-Accrual - Debt Investments	As of March 31, 2018	As of September 30, 2017
Non-Accrual Investments at Fair Value	$30,886	$67,015
Non-Accrual Investments/Total Investments at Fair Value	2.4%	4.7%

Oaktree Specialty Lending Corporation

Consolidated Statements of Assets and Liabilities

(in thousands, except per share amounts)

	March 31, 2018 (unaudited)	December 31, 2017 (unaudited)	September 30, 2017
ASSETS
Investments at fair value:
Control investments (cost March 31, 2018: $431,809; cost December 31, 2017: $438,415; cost September 30, 2017: $444,826)	$285,079	$297,534	$305,271
Affiliate investments (cost March 31, 2018: $10,881; cost December 31, 2017: 33,397; cost September 30, 2017: $33,743)	11,890	36,469	36,983
Non-control/Non-affiliate investments (cost March 31, 2018: $1,219,816; cost December 31, 2017: 1,204,629; cost September 30, 2017: $1,279,096)	1,103,715	1,081,401	1,199,501

Total investments at fair value (cost March 31, 2018: $1,662,506; cost December 31, 2017: 1,676,441; cost September 30, 2017: $1,757,665)	1,400,684	1,415,404	1,541,755
Cash and cash equivalents	7,951	45,435	53,018
Restricted cash	204	319	6,895
Interest, dividends and fees receivable	7,771	9,082	6,892
Due from portfolio companies	5,676	5,368	5,670
Receivables from unsettled transactions	12,852	8,869	—
Deferred financing costs	6,031	6,443	1,304
Other assets	3,346	3,260	514

Total assets	$1,444,515	$1,494,180	$1,616,048

LIABILITIES AND NET ASSETS
Liabilities:
Accounts payable, accrued expenses and other liabilities	$2,986	$3,490	$2,417
Base management fee and Part I incentive fee payable	8,594	6,286	6,750
Due to affiliate	1,709	1,534	1,815
Interest payable	3,278	6,547	3,167
Amounts payable to syndication partners	1	—	1
Director fees payable	176	176	184
Payables from unsettled transactions	21,107	33,465	58,691
Credit facilities payable	183,000	205,000	255,995
Unsecured notes payable (net of $4,058, $4,432 and $4,737 of unamortized financing costs as of March 31, 2018, December 31, 2017 and September 30, 2017, respectively)	385,778	406,486	406,115
Secured borrowings at fair value (proceeds March 31, 2018: $12,948; proceeds December 31, 2017: $13,489; proceeds September 30, 2017: $13,489)	10,652	11,601	13,256

Total liabilities	617,281	674,585	748,391

Commitments and contingencies
Net assets:
Common stock, $0.01 par value, 250,000 shares authorized; 140,961 shares issued and outstanding as of March 31, 2018, December 31, 2017 and September 30, 2017	1,409	1,409	1,409
Additional paid-in-capital	1,579,278	1,579,278	1,579,278
Net unrealized depreciation on investments and secured borrowings	(259,526)	(259,149)	(215,677)
Net realized loss on investments, secured borrowings and unsecured notes payable	(473,567)	(478,301)	(478,010)
Accumulated overdistributed net investment income	(20,360)	(23,642)	(19,343)

Total net assets (equivalent to $5.87, $5.81 and $6.16 per common share at March 31, 2018, December 31, 2017 and September 30, 2017, respectively)	827,234	819,595	867,657

Total liabilities and net assets	$1,444,515	$1,494,180	$1,616,048

Oaktree Specialty Lending Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31, 2018	Three months ended December 31, 2017	Three months ended March 31, 2017	Six months ended March 31, 2018	Six months ended March 31, 2017
Interest income:
Control investments	$3,071	$3,203	$2,949	$6,274	$7,394
Affiliate investments	917	949	976	1,866	1,984
Non-control/Non-affiliate investments	22,533	25,565	34,216	48,098	72,517
Interest on cash and cash equivalents	112	221	164	333	283

Total interest income	26,633	29,938	38,305	56,571	82,178

PIK interest income:
Control investments	1,210	1,191	2,362	2,401	3,922
Affiliate investments	188	176	196	364	397
Non-control/Non-affiliate investments	548	500	997	1,048	2,073

Total PIK interest income	1,946	1,867	3,555	3,813	6,392

Fee income:
Control investments	128	120	313	248	622
Affiliate investments	44	4	247	48	729
Non-control/Non-affiliate investments	3,770	907	2,293	4,677	5,070

Total fee income	3,942	1,031	2,853	4,973	6,421

Dividend and other income:
Control investments	2,258	1,040	842	3,298	2,304
Non-control/Non-affiliate investments	—	—	—	—	20

Total dividend and other income	2,258	1,040	842	3,298	2,324

Total investment income	34,779	33,876	45,555	68,655	97,315

Expenses:
Base management fee	5,386	5,590	8,035	10,976	16,649
Part I incentive fee	3,247	830	3,168	4,077	7,231
Professional fees	1,015	2,898	1,723	3,913	2,787
Board of Directors fees	177	176	193	353	390
Interest expense	8,530	9,584	12,712	18,114	25,901
Administrator expense	391	494	619	885	1,150
General and administrative expenses	722	1,116	1,319	1,838	2,787
Loss on legal settlements	—	—	—	—	3

Total expenses	19,468	20,688	27,769	40,156	56,898
Fees waived	48	(134)	(61)	(86)	(122)
Insurance recoveries	—	—	(657)	—	(1,259)

Net expenses	19,516	20,554	27,051	40,070	55,517

Net investment income	15,263	13,322	18,504	28,585	41,798

Unrealized appreciation (depreciation) on investments:
Control investments	(5,849)	(1,326)	13,172	(7,175)	14,509
Affiliate investments	(2,063)	(168)	(687)	(2,231)	(662)
Non-control/Non-affiliate investments	7,127	(43,633)	94,039	(36,506)	18,321

Net unrealized appreciation (depreciation) on investments	(785)	(45,127)	106,524	(45,912)	32,168
Net unrealized (appreciation) depreciation on secured borrowings	408	1,655	(334)	2,063	(418)
Realized gain (loss) on investments and secured borrowings:
Control investments	—	—	(22,312)	—	(45,936)
Affiliate investments	2,048	—	—	2,048	—
Non-control/Non-affiliate investments	2,806	(291)	(93,581)	2,515	(93,053)

Net realized gain (loss) on investments and secured borrowings	4,854	(291)	(115,893)	4,563	(138,989)
Redemption premium on unsecured notes payable	(120)	—	—	(120)	—

Net increase (decrease) in net assets resulting from operations	$19,620	$(30,441)	$8,801	$(10,821)	$(65,441)

Net investment income per common share — basic	$0.11	$0.09	$0.13	$0.20	$0.29
Earnings (loss) per common share — basic	$0.14	$(0.22)	$0.06	$(0.08)	$(0.46)
Weighted average common shares outstanding — basic	140,961	140,961	140,961	140,961	141,917
Net investment income per common share — diluted	$0.11	$0.09	$0.13	$0.20	$0.29
Earnings (loss) per common share — diluted	$0.14	$(0.22)	$0.06	$(0.08)	$(0.46)
Weighted average common shares outstanding — diluted	140,961	140,961	140,961	140,961	141,917
Distributions per common share	$0.085	$0.125	$0.14	$0.21	$0.32

Conference Call Information

Oaktree Specialty Lending will host a conference call to discuss its second fiscal quarter 2018 results at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on May 8, 2018. The conference call may be accessed by dialing (877) 507-3275 (U.S. callers) or +1 (412) 317-5238 (non-U.S. callers), participant password “Oaktree Specialty Lending.” During the earnings conference call, Oaktree Specialty Lending intends to refer to an investor presentation that will be available on the Investors section of the Oaktree Specialty Lending website, www.oaktreespecialtylending.com. Alternatively, a live webcast of the conference call can be accessed on Oaktree Specialty Lending’s website.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree Specialty Lending’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 10118718, beginning approximately one hour after the broadcast.

About Oaktree Specialty Lending Corporation

Oaktree Specialty Lending Corporation (NASDAQ:OCSL) is a specialty finance company dedicated to providing customized one-stop credit solutions to companies with limited access to public or syndicated capital markets. The firm seeks to generate current income and capital appreciation by providing companies with flexible and innovative financing solutions including first and second lien loans, unsecured and mezzanine loans, and preferred equity. The company is regulated as a business development company under the Investment Company Act of 1940, as amended. Oaktree Specialty Lending is managed by Oaktree Capital Management, L.P. For additional information, please visit Oaktree Specialty Lending’s website at www.oaktreespecialtylending.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements may include statements as to: our future operating results and distribution projections; our business prospects and the prospects of our portfolio companies; and the impact of the investments that we expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings.

We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:

Oaktree Specialty Lending Corporation

Michael Mosticchio

(212) 284-1900

ocsl-ir@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com